                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Amendment No. 2

                                    FORM SB-2



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Pacific Spirit, Inc.
                 (Name of small business issuer in its charter)

          Nevada                          1081                 98-0349685
 (State or jurisdiction of    Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Number)   Identification Number)


                          11640-96 A Avenue Vancouver,
                                      B.C.
                              Phone: (604) 760-1400

              (Address and telephone number of principal executive
                         offices and place of business)

                                Kennan E. Kaeder
                                 Attorney at Law
                          110 West C Street, Suite 1904
                               San Diego, Ca 92101
                              Phone: (619)232-6545
                               Fax: (619) 236-8182
                          Email: kennan@kklawoffice.com
            (Name, address and telephone number of agent for service)


Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                              [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                               [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                          [ ]

CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
Title of each class   Amount to be     Proposed            Proposed        Amount of
class of              registered       maximum offering    maximum         registration fee
securities to be                       price per           aggregate
registered                                                 offering price
Common                2,000,000        $0.05               $100,000        $9.20
--------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              PACIFIC SPIRIT, INC.

                                2,000,000 Shares

                                  Common Stock

                         Offering Price $0.05 per share

         This is our initial public offering so there is currently no public market for our shares. See Risk Factors on page 1.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

------------------------------------------------------------------------------
              Price to Public        Commissions &            Proceeds to
              Payable In Cash        Discounts Prior to       Company
              On Subscription        Legal and                Prior to Legal
                                     Accounting Fees          and
                                                              Accounting
                                                              Fees
Per Share     $0.05                  $.00                     $.05
Total         $100,000               $.00                     $100,000



         We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell so no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open for 90 days or an additional 60 days at the sole discretion of our management, unless we decide to cease selling efforts prior to this date. The minimum purchase is 50,000 shares at $.05 per share or $2,500.


         The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

                              PACIFIC SPIRIT, INC.

                   The date of this prospectus is     , 2002

                                   -----------
                                TABLE OF CONTENTS
                                   -----------

Page
Prospectus Summary...............................................................1

Risk Factors.....................................................................2

Use Of Proceeds..................................................................4

Determination Of Offering Price..................................................5

Dilution.........................................................................5

Plan Of Distribution.............................................................7

Special Note Regarding Forward Looking Statements................................8

Legal Proceedings................................................................9

Directors, Executive Officers, Promoters And Control Persons.....................9

Security Ownership Of Certain Beneficial Owners And Management..................10

Description Of Securities.......................................................10

Shares Eligible For Future Sale.................................................11

Certain Transactions............................................................14

Business........................................................................14

Management Discussion And Analysis Or Plan Of Operation.........................19

Legal Matters...................................................................21

Experts.........................................................................21

Available Information...........................................................21

Financial Statements............................................................F-1


         Until ___________________________, 2002 all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         PACIFIC SPIRIT, INC. was incorporated under the laws of the State of Nevada on May 4, 2001. We have not commenced active business operations.


         We are an exploration stage company. We have acquired a mineral lease on a total of 6 unpatented lode mineral claims located in the Goldbanks Mining District in Pershing County, Nevada. A patented lode mineral claim is the highest form of holding a mineral claim. It means that no more assessment work is necessary and that all mineral rights, both surface and underground, are included in the claim. An unpatented claim means that more assessment work is necessary before all mineral rights can be claimed. We intend to explore for metals, including silver, gold and other valuable minerals on our property. There is no assurance that valuable minerals will be found until proper geologic exploration and analysis is performed.


         Our administrative office is located at 11640-96 A Avenue, Vancouver, V3V2A1 B.C. Phone: (604) 760-1400. Our Nevada office is located at 5300 West Sahara Avenue, Suite 101, Las Vegas, Nevada, 89146 Phone: (755) 322-0626 Our fiscal year end is May 31.

                                  The Offering

Securities Offered................  2,000,000 shares of common stock.

Offering Price....................  The shares are offered at $0.05 per share for total gross offering proceeds of
                                    $100,000.

Terms Of The Offering.............  There is no minimum offering. Accordingly, as shares are sold, we will use the money raised for our activities. The offering will remain open for 90 days, or an additional
                                    60 days at the sole discretion of our
                                    management, unless the total proceeds are earlier received or we determine, in our sole discretion to cease selling efforts.

Proceeds Our Company..............  $100,000

Use Of Proceeds...................  We will use the proceeds to pay for offering expenses, research and exploration.

                                  RISK FACTORS


         THERE MAY BE NO MINERALS ON OUR PROPERTY. We must conduct exploration to determine what amount of minerals, if any, exist on our property, and if any minerals which are found can be economically extracted and profitably processed. We do not claim to have any minerals or reserves whatsoever at this time on any of our claims.


         IT MAY BE DIFFICULT TO SELL YOUR SHARES BECAUSE WE WILL BE SUBJECT TO THE PENNY STOCK REFORM ACT. Our shares will probably be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities. Please see "Penny Stock Regulation" on page 12 of this prospectus for further information.


        INVESTORS WILL EXPERIENCE IMMEDIATE SUBSTANTIAL DILUTION. This offering will result in immediate substantial dilution for investors herein, which amount represents the difference between the net tangible book value per share of Common Stock after the offering and the assumed offering price of $0.05 per share. See "Dilution."

        OUR COMPANY IS ONLY RECENTLY ORGANIZED WITH NO OPERATING HISTORY WHICH MAKES AN EVALUATION OF US DIFFICULT. Our company was recently organized on May 4, 2001 and is a start-up company. We have no operating history and we do not have any business prior to our organization. As of December 31, 2001, we had incurred losses of $40,255 and we expect losses to continue. There is nothing at this time on which to base an assumption that our business plan will prove successful, and there is no assurance that we will be able to operate profitably. You should not invest in this offering unless you can afford to lose your entire investment.

        MANAGEMENT HAS NO METALS EXPLORATION OR MINING EXPERIENCE. We currently have only one employee, Peter Sotola, who is our sole shareholder, director and officer. Mr. Sotola has no experience or formal training in metals exploration or mining. Prior to founding the company, Mr. Sotola has been primarily engaged in the business of providing corporate consulting and accounting to various businesses. With no direct training or experience in these areas, management may not be fully aware of the many specific requirements related to working in this industry. Management's decisions and choices may no be well thought out and the Company's operations, earnings, and ultimate financial success could suffer irreparable harm.

        BECAUSE OF OUR LACK OF FUNDS AND PAST LOSSES, OUR INDEPENDENT ACCOUNTANTS' AUDIT REPORT INDICATES THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. Our independent certified public accountants have pointed out that we have incurred losses since our inception and have not yet been successful in establishing profitable operations, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. If we are unable to raise additional capital then you may lose your entire investment.

         WE ARE DEPENDENT UPON THIS OFFERING TO BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR LACK OF REVENUES AND PROFITS MAY MAKE OUR OBTAINING ADDITIONAL CAPITAL MORE DIFFICULT. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of the offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is not an underwritten offering. We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering. In the event that the proceeds from this offering are not sufficient given the capital-intensive nature of our business, we may need to seek additional financing from commercial lenders or other sources, for which we presently have no commitments or arrangements.

         IF WE ARE UNABLE TO FIND MINERAL RESERVES DURING OUR EXPLORATION WE MAY HAVE TO CEASE OPERATIONS. If we are unable to find mineral reserves either because we do not have money to do it or because it will not be economically feasible to do it, we may have to cease operations in which event you will lose your investment.

         WE MUST LIMIT OUR EXPLORATION BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL. There are other larger exploration companies that could and probably would spend more time and money exploring our property.

         WE WILL HAVE TO SUSPEND OUR EXPLORATION PLANS IF WE DO NOT HAVE ACCESS TO ALL OF THE SUPPLIES AND MATERIALS WE NEED. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

         INVESTORS WILL BE UNABLE TO SELL THEIR SHARES IF A TRADING MARKET DOES NOT DEVELOP. Because there is no public trading market for our common stock, you may not be able to resell your shares. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

         WE MUST SELL AT LEAST 50% OF THE SECURITIES IN THIS OFFERING TO GENERATE PROCEEDS FOR OUR BUSINESS ACTIVITIES. There will be no proceeds available from this offering to fund our business operations unless we sell at least 50% of the securities being offered. If we are not able to sell at least 50% of the securities being offered, Pacific Spirit may have to cease or suspend operations. If that happens, you will suffer a loss in the amount of your investment.

         MANAGEMENT WILL NOT SPEND FULL TIME ON THE BUSINESS OF THE COMPANY. Our sole employee, shareholder, officer and director is Peter Sotola. Mr. Sotola will not be employed full time, at least initially, as he is involved with other businesses and has other interests which could give rise to conflicts of interest with respect to carrying out the operations of Pacific Spirit.

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of the $100,000 shares offered hereby at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $29,509 for legal, accounting, printing and other costs in connection with the offering.

         The table below shows how proceeds from this offering would be used for scenarios where our company sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.


                                                 25%                  50%                   75%                 100%
Percent of total shares offered                  ($)                  ($)                   ($)                  ($)
                                       -------------         ------------          ------------         ------------
Shares sold                                  500,000            1,000,000             1,500,000            2,000,000
Gross proceeds from offering                 $25,000              $50,000               $75,000             $100,000
Less: Offering Expenses                      $29,509              $29,509               $29,509              $29,509
Net Offering Proceeds                             $0              $20,491               $45,491              $74,491
Use of Net Proceeds *
    Claim Acquisition                             $0               $2,000                $2,000               $2,000
    Rock and soil sampling                        $0               $2,500                $2,500               $2,500
    Geologic mapping                              $0               $3,000                $3,000               $3,000
    Drilling and assaying                         $0              $11,000               $37,500              $37,500
    Reclamation                                   $0                   $0                    $0               $5,000
    Report preparation                            $0                   $0                    $0               $3,000
    Working Capital *                             $0               $1,991                  $491              $21,491
                                       -------------         ------------          ------------         ------------
Total Use of Proceeds                        $25,000              $50,000               $75,000             $100,000
                                       =============         ============          ============         ============



* The use of net proceeds describes the expenses that will be incurred in association with Phase I of our business plan. Phase II of the business plan will not be implemented until the success of Phase I is evaluated to determine whether further exploration work is warranted. For this reason, we will retain as working capital any sums not utilized in Phase I until further financing is obtained for Phase II assuming further exploration work is warranted.

         We will not be able to conduct any exploration activities unless approximately 50% of the offering is sold. In addition, unless approximately 50% of the offering is sold, all of our paid in capital will have been utilized to pay the expenses of this offering. Unless at least 25% of the offering is sold, we may not be able to pay the expenses of the offering. If we are not able to pay the expenses of the offering, we will become indebted for legal fees, we will not be able to file quarterly and annual financial reports under the Securities Exchange Act of 1934 and we may have to cease business operations. It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

         Possible working capital uses include advertising and other ongoing selling, general and administrative expenses, to be determined by our executive officers based upon their assessment of our company's needs.

         Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if less than $25,000 is received, the entire amount will be applied toward legal and accounting fees for this offering as well as quarterly and annual reports required under the Securities Exchange Act of 1934.

                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION




You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.


         Dilution is the difference between the public offering price of $0.05 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.


         Our net book value prior to the offering, based on our December 31, 2001 financial statements, was ($15,255) or approximately ($0.006) per common share. Prior to selling any shares in this offering, we had 2,500,000 shares of common stock outstanding, which were purchased by the founding shareholder for $25,000 or $.10 per share. We are now offering up to 2,000,000 shares at $0.05 per share. If all shares offered herein are sold, we will have 4,500,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to receipt of net proceeds of $74,491 from the offering if all shares offered are sold but does not take into consideration any other changes in our net tangible book value, will be $59,266 or approximately $0.015 per share. This would result in dilution to investors in this offering of $0.035 per share, or approximately 70% from the public offering price of $0.05 per share.



Dilution Table

         The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:




                                               500,000            1,000,000            1,500,000             2,000,000
                                             shares sold         shares sold          shares sold           shares sold
                                             -----------         -----------          -----------           -----------
Public offering price/share                       $0.050              $0.050               $0.050                $0.050
Shareholder's Deficiency prior to offering      ($15,255)           ($15,255)            ($15,255)             ($15,255)
NTBV/share prior to offering                     ($0.006)            ($0.006)             ($0.006)              ($0.006)
Net proceeds to Pacific Spirit                        $0             $20,491              $45,491               $74,491
Total shares outstanding                       3,000,000           3,500,000            4,000,000             4,500,000
Increase attributable to new shareholders         $0.000              $0.005               $0.013                $0.019
Post offering pro forma NTBV/share               ($0.005)             $0.001               $0.007                $0.013
Dilution to new shareholders                      $0.055              $0.049               $0.043                $0.035


Comparative Data

         The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from our company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.


Comparative Data


---------------------------------------------------------------------------------------------------------------------
                                       Shares Purchased                             Total Consideration
                             -----------------------------------           --------------------------------------
---------------------------------------------------------------------------------------------------------------------
                              Number             Percent            Amount            Percent           Average
                          --------------      -------------     -------------      -------------         Price
                                                                                                        Per Share
                                                                                                      --------------
---------------------------------------------------------------------------------------------------------------------
Existing shareholder             2,500,000              55.5%           $25,000                20%              $0.10
Peter Sotola
---------------------------------------------------------------------------------------------------------------------
New investors*                   2,000,000              44.5%          $100,000                80%              $0.05
                          ----------------   ----------------  ----------------   ----------------   ----------------
---------------------------------------------------------------------------------------------------------------------
Total                            4,500,000               100%          $125,000               100%             $0.028
                          ================   ================  ================   ================   ================
---------------------------------------------------------------------------------------------------------------------


* It is possible we may not sell any of the shares, in which case the proceeds to Pacific Spirit will be $0.

                              PLAN OF DISTRIBUTION

General

         The following discussion addresses the material terms of the plan of distribution.

         We are offering up to 2,000,000 shares of our common stock at a price of $0.05 per share to be sold by Mr. Sotola, our principal executive officer and director. This will be the only method of distribution.

         Mr. Sotola may also purchase shares in the offering on the same terms as purchases by public investors but with a view toward investment, not resale. In addition, shares purchased by Mr. Sotola will be restricted from trading pursuant to Rule 144 because Mr. Sotola would be deemed a control person of Pacific Spirit . Pacific Spirit does not intend to make any distribution through an underwriter or on the Internet. The shares will be sold through our principal executive officer and director, so no compensation will be paid with respect to those sales, except for reimbursement of expenses actually incurred on behalf of our company in connection with such activities. Since this offering is conducted as a direct participation offering, there can be no assurance that any of the shares will be sold. A subscription agreement, the form of which is attached to this prospectus, will be required to be submitted by all purchasers of the shares.

         There is currently no market for any of our shares and no assurances are given that a public market for such securities will develop after the closing of this offering or be sustained if developed. While we plan following the closing of this offering to take affirmative steps to request or encourage one or more broker/dealers to act as a market maker for our securities, no such efforts have yet been undertaken and no assurances are given that any such efforts will prove successful. As such, investors may not be able to readily dispose of any shares purchased hereby.

         Our president, Mr. Sotola, who is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, shall conduct the offering. Mr. Sotola is deemed not to be a broker for the following reasons:

         *He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         *He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         *He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         *He will restrict his participation to the following activities:

                  A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

                  B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

                  C. Performing ministerial and clerical work involved in effecting any transaction.

          As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

         The offering will remain open for a period until 90 days or an additional 60 days in our sole discretion, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.

No Escrow Of Proceeds

         There is no escrow of any of the proceeds of this offering. Accordingly, we will have use of such funds once we accept a subscription and funds have cleared. Such funds shall be non-refundable to subscribers except as may be required by applicable law.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

         In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend", "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus except as required by law. None of these forward looking statements refer to mining exploration or activity.

                                LEGAL PROCEEDINGS

         We are not a party to or aware of any threatened litigation of a material nature.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers And Directors

         The following table sets forth the directors and executive officers of our company, their ages, term served and all officers and positions with our company. A director is elected for a period of one year and thereafter serves until his or her successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

         There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity. Our director holds no directorships in any other company subject to the reporting requirements of the Securities Exchange Act of 1934.

Name of Director         Age        Term Served           Positions with Company
------------------      ----      ---------------         ----------------------
Peter Sotola             43       Since inception         President, Secretary-
                                                           Treasurer & Director

         Mr. Sotola will serve as management of our company. A brief description of his background and business experience is as follows:

         Peter Sotola is the founder of our company. Mr. Sotola has been the President, Secretary-Treasurer and Director since Pacific Spirit's inception on May 4, 2001.

         Between 1987 and 1999 Mr. Sotola was an account executive at Georgia Pacific Securiites, which has its principal offices in Vancouver, British Columbia, and engages in the business of buying and selling public securities. From 1999 to the present Mr. Sotola has been engaged in providing business consulting services. He is expected to hold his position with our company until the next annual meeting of shareholders.

         Mr. Sotola educational experience includes attending the College of Hotel Management in Mareinbad, Czechoslovakia between 1976 and 1980. From 1980 to 1982 he attended the Economic University in Prague, Czechoslovakia where he majored in economics and political science.

Executive Compensation

         Our sole director does not currently receive and has never received any compensation for serving as a director to date. In addition, at present, there are no ongoing plans or arrangements for compensation of any of our officers. However, we expect to adopt a plan of reasonable compensation to our officers and employees when and if we become operational and profitable.

         The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended May 31, 2001, by Mr. Sotola, our sole executive officer.

                           Summary Compensation Table
                          Long-Term Compensation Awards


Name and Principal       Compensation-2001          ($)Number of shares
Position                 Salary      ($)Bonus       Underlying Options (#)
------------------       ------      --------       ----------------------
Peter Sotola             None        None           None
President


         We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named director and executive officer of our company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our company as a group:


                           Title              Amount and Nature of        Percent        % After
Name and Address          of Class            Beneficial Ownership        of Class       Offering
----------------          --------            --------------------        --------       --------
Peter Sotola               Common              2,500,000 shares             100%           55.5%
11640-96 A Avenue
Vancouver, B.C.
V3V 2A1

All officers &             Common              2,500,000 shares             100%           55.5%
directors as
a group (1 person)


         Prior to the sale of any shares in this offering, this individual is the only shareholder of our company. After offering percentages are calculated assuming sale of all shares in this offering there will be additional shareholders. The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership.

                            DESCRIPTION OF SECURITIES

         The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

         Pacific Spirit is presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of our company nor are any common shares subject to redemption or convertible into other securities of our company. Upon liquidation, dissolution or winding up of our company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

         Pacific Spirit has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable upon subscription of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

Preferred Stock

         Pacific Spirit is also presently authorized to issue 10,000,000 shares of $.001 par value preferred stock. No preferred stock has been issued as of this date and management has no current plans to issue preferred stock to any investor. Under our company's articles of incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from our company.

Options and Warrants

         We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

         We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by state laws. Under Nevada corporate law, no dividends or other distributions may be made which would render our company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

         We intend to use Nevada Agency And Trust Company, 50 West Liberty Street, Suite 880, Reno, NV 89501 as our transfer agent and registrar for the common stock upon completion of the offering.

Shares Eligible For Future Sale

         Upon completion of this offering, we will have 4,500,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 2,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

         The remaining 2,500,000 of common stock held by the existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale on May 4, 2001 subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

         In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

         Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

         - by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and
         - by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

         There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

         Our shares will probably be subject to the Penny Stock Reform Act of 1990 which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in "penny stocks" are regulated. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation contains provisions permitted under the Nevada Corporations Code relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Nevada. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

         Following the close of this offering, we will be subject to the State of Nevada's business combination statute. In general, the statute prohibits a publicly held Nevada corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

         As permitted by Nevada law under Nevada Revised Statutes 78.037, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              CERTAIN TRANSACTIONS

         In connection with the organization of Pacific Spirit , Peter Sotola, the founding shareholder, President, Secretary-Treasurer and Director of our company, has paid an aggregate of $25,000.00 cash to purchase 2,500,000 shares of common stock of Pacific Spirit .

         Pacific Spirit presently has no office facilities but for the time being will use as its business address the office of Mr. Sotola on a rent free basis, until such time as the business operations of our company may require more extensive facilities and our company has the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to our company on such a basis for any specific length of time.

         We have no formal written employment agreement or other contracts with our officers, and there is no assurance that the services to be provided by them, and facilities to be provided by Mr. Sotola, will be available for any specific length of time in the future. Mr. Sotola anticipates initially devoting up to approximately 15% of his time to the affairs of our company. If and when the business operations of our company increase and a more extensive time commitment is needed, Mr. Sotola is prepared to devote more time to our company, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements with our company would be determined if and when such arrangements become necessary.


                                    BUSINESS

History And Organization

         Pacific Spirit, Inc. (the "Company") was recently incorporated under the laws of the state of Nevada on May 4, 2001. We have not commenced business operations and we are considered an exploration stage enterprise. To date, our activities have been limited to organizational matters, obtaining a geologist's report and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our company, the founding shareholder of our company contributed an aggregate of $25,000 cash in exchange for 2,500,000 shares of common stock. We have no significant assets, and we are totally dependent upon the successful completion of this offering and receipt of the proceeds there from, of which there is no assurance, for the ability to commence our proposed business operations.

Proposed Business

     On June 7, 2001, Pacific Spirit acquired a 30 year mineral lease from Nevada Mine Properties II, Inc., the owner of six unpatented lode mineral claims, sometimes referred to as the "Del Oro" property in Nevada. There is no affiliation between Pacific Spirit and the lessor. An unpatented claim is one in which more assessment work is necessary before all mineral rights can be claimed. We are presently in the pre-exploration stage and there is no assurance that a commercially viable mineral deposit exists in our property until exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

         Under the terms of the mineral lease, Pacific Spirit may extend the initial term for one additional period of 30 years by giving the owner notice of such extension not less than thirty days prior to the expiration of the initial term or any extension thereof. Pacific Spirit has the exclusive possession of the property for mining purposes during the term of the lease.

         If Pacific Spirit fails to comply with any of the provisions of the lease and does not initiate and diligently pursue steps to correct the default within thirty days after notice has been given to it by owner specifying with particularity the nature of the default, then upon the expiration of the thirty-day period, all rights of Pacific Spirit under the lease terminate and all liabilities and obligations of Pacific Spirit except royalties then due terminate. Any default claimed with respect to the payment of money may be cured by the deposit in escrow of the amount in controversy (not including claimed consequential, special, exemplary, or punitive damages) and giving of notice of the deposit to the owner, the amount to remain in escrow until the controversy is resolved by decision of a court or otherwise. If Pacific Spirit by notice to owner disputes the existence of a default, then the lease shall not terminate unless Pacific Spirit does not initiate and diligently pursue steps to correct the default within thirty days after the existence of a default has been determined by decision of a court or otherwise.

         Under the terms of the lease, Pacific Spirit is obligated to pay royalties of 4% of the net returns from all minerals sold or processed. In addition, Pacific Spirit must pay a minimum annual royalty as follows, of which the first payment of $5,000 has already been made:

                  Anniversary Date                  Amount
                 June 7, 2002                      $ 8,000.00
                 June 7, 2003                      $16,000.00
                 June 7, 2004                      $24,000.00
                 June 7, 2005                      $50,000.00
                 June 7, 2006 and thereafter       $50,000.00

         Our business activities to date have been restricted to obtaining a report from our mining engineer, Sam S. Arentz, III, and preparing this offering. According to Mr. Arentz's report, the six Del Oro claims were staked in 1986 by wx syndicate who completed 12 shallow air track drill holes which returned gold assays in the amount of 0.019 Ounces per ton over 10 feet to 0.010 Ounces per ton over 50 feet.

         In 1992, Equinox Resources assumed the operations of the wx Syndicate. The Del Oro claims were leased in 1993 to Cameco U. S., Inc. which conducted magnetic surveys, rock and limited soil sampling and then drilled 4,610 feet in eleven reverse circulation drill holes. This drilling returned anomalous gold assays to 0.012 ounces per ton over 25 feet north of the present claim position. Cameco surrendered their lease in 1994 to Nevada Mine Properties, Inc. (a subsidiary of Hecla Mining Co.). Subsequently Nevada Mine Properties quit-claimed the property to Nevada Mine Properties II,Iinc (no association with Hecla).

         In 1995 Newhawk Gold Mines LTD. Acquired a land position in the area which included a lease on the Del Oro Property. A regional soil grid survey in 1996 resulted in a three-hole 1,850 foot reverse circulation drill program testing the roots beneath the previously drilled air track targets. Drill intercepts returned 0.017 ounces per ton of gold over 15 feet. The leased property has been maintained by Nevada Mine Properties II, Inc. Since 1998. In June 2001, Pacific Spirit Inc. leased the six claims from Nevada Mine Properties II, Inc.

      Mr. Arentz recommends a two phase program to explore the Del Oro Property. Phase 1 includes additional claim staking followed by geologic mapping and rock chip and soil sampling. A five hole, 2,500 foot reverse circulation drill program is proposed for phase 1. If drilling intersects gold values in the 0.05 To 0.10 Ounces per ton range over thicknesses of tens of feet, then consideration would be given toward a phase 2 effort which would include an additional 5000 feet of reverse circulation drilling.

PHASE 1 - PROPOSED BUDGET

                                                     ESTIMATED COSTS (US$)
                                                     ---------------------
Claim Acquisition                                                 2,000.
Rock and Soil Sampling and Assays                                 2,500.
Geologic Mapping                                                  3,000.
Drilling + Assays (2,500' @ $15 / Ft)                            37,500.
Reclamation                                                       5,000.
Report Preparation                                                3,000.
                                                                  ------
                                                                 53,000.


PHASE 2 - PROPOSED BUDGET

                                                     ESTIMATED COSTS (US$)
                                                     ---------------------
Drilling + Assays (5000' @ $15 / Ft)                             75,000.
Reclamation                                                       5,000.
Report Preparation                                                3,000.
                                                                  ------
                                                                 83,000.

Location and Access

     The Del Oro Property is Located in Sections 29, 30, and 31, Township 31 North, Range 38 East, MDB&M, Pershing county, Nevada. The claims are situated in the Goldbanks Mining District approximately 28 miles south of Winnemucca, Nevada. Access from Winnemucca is south along the Grass Valley paved / gravel road for approximately 22 miles, turning southwest onto a dirt road toward the east range about one mile north of Leach Hot Springs. The dirt road runs generally down-slope toward the southwest for approximately four miles, then changes to a south-southeast direction and begins upslope for approximately three miles here the road enters unnamed drainage and continues approximately two and one half miles southwest onto the north side line of the claims.

Our Proposed Exploration Program

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties, and if any minerals which are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate our claims.

     We do not claim to have any minerals or reserves whatsoever at this time on any of our claims. We intend to implement an exploration program and to proceed in the following two phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites.

     When research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geo-chemical testing of our claims. When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin drilling the area.

         Once drilling is performed samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted. Phase 1 will take about three months and cost up to $53,000.

     Phase 2 involves an initial examination of the underground characteristics of the mineralization structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

     -    more extensive drilling
     -    more advanced geophysical work

         Drilling identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study. Phase 2 will take about six months and cost up to $83,000. We do not intend to interest other companies in the property if we find mineralized materials.

Competitive Factors

     The mineral industry is fragmented. We compete with other exploration companies looking for a variety of mineral reserves. We may be one of the smallest exploration companies in existence. Although we will be competing with other exploration companies, there is no competition for the exploration or removal of minerals from our property. Readily available markets exist in North America and around the world for the sale of minerals. Therefore, we intend to explore mining claims to the production point in which major mining production companies would seriously consider pursuing the property as a valuable and significant acquisition.

Regulations




         Our exploration activities will be subject to the Federal Land Policy And Management Act of 1976 in addition to surface management regulations issued in 1980 by the Bureau of Land Management in the Code of Federal Regulations. These statutes and regulations are designed to protect public lands from unnecessary or undue degradation and to ensure that areas disturbed during the search for and extraction of mineral resources are reclaimed. BLM rules and regulations governing mining on federal lands include the preparation of a Draft Environmental Impact Statement, public hearings and approval of a final Environmental Impact Statement. The final Environmental Impact Statement will address county and state needs and requirements and covers issues and permit requirements concerning air quality, heritage resources, geology, energy, noise, soils, surface and ground water, wetlands, use of hazardous chemicals, vegetation, wildlife, recreation, land use, socioeconomic impact, scenic resources, health and welfare, transportation and reclamation. Bonding requirements for our exploration activities are developed from the final Environmental Impact Statement.


         We will follow these procedures for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.


         The initial drill program outlined in Phase I will be conducted on BLM lands. The BLM will require the submittal of a plan of operation which would be used as the basis for the bonding requirement, water permit and reclamation program. The reclamation program could include both surface reclamation and drill hole plugging and abandonment. The amount of the bonding would be based upon an estimate by the BLM related to the cost of reclamation if done by an independent contractor. It is estimated the bonding requirement would be $5000.00. The water permit and fee is included in the reclamation cost which is estimated to be $1000.00.

         The estimate for Phase II reclamation and bonding is based on the assumption that we have completed the Phase I reclamation and that the $5000.00 Phase I bond is still in place. Based upon this assumption, it is estimated that an additional bond of $5,000.00 would be required for Phase II for a total bonding requirement of $10,000.00.

         We would be subjected to the BLM rules and regulations governing mining on federal lands including a draft environmental impact statement or EIS, public hearings and a final EIS. The final EIS would address county and state needs and requirements and would cover issues and permit requirements concerning: air quality, heritage resources, geology, energy, noise, soils, surface and ground water, wetlands, use of hazardous chemicals, vegetation, wildlife, recreation, land use, socioeconomic impact, scenic resources, health and welfare, transportation and reclamation. Bonding requirements for mining are developed from the final EIS.

         We are in compliance with all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations. Pacific Spirit anticipates that it will be required to post bonds in the event the expanded work programs involve extensive surface disturbance.

Employees

         Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Pacific Spirit will consider hiring technical consultants as funds from this offering and additional offerings or revenues from operations in the future permit. At present, our only employee is Mr. Solota.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Pacific Spirit will consider hiring technical consultants as funds from this offering and additional offerings or revenues from operations in the future permit. At present, our only employee is Mr. Sotola.

Employees and Employment Agreements

     At present, we have no employees, other than Mr. Peter Sotola, our president and sole director who has received no compensation for his services. Mr. Sotola does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

         To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise will be applied first to exploration and then if reserves are found, to development, if warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we must conduct research and exploration of our properties. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on May 4, 2001






         We just recently acquired our first interest in un-patented lode mineral claims. At this time we have not yet commenced the research and/or exploration stage of our operations on that property. We have paid $5,000 for a mining lease. As of December 31, 2001, the date of our latest audited financial statements, we have experienced operating losses of $40,255.

Plan of Operations

     Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on May 4, 2001 to May 31, 2001 was $25,000 as a result of proceeds received from our president and sole director. Our business activities to date have been restricted to obtaining a mining engineer's report and preparing this offering.


         Pacific Spirit 's plan of operations for the next twelve months is to undertake Phase I of the drilling and exploration program. Phase I is estimated to be cost $53,000.00 and therefore can not be completed unless more than 75% of the offering is sold. If only 50% of the offering is sold, we will be able to make an annual royalty payment, obtain permits, bonds and conduct land preparation along with surveying, drill site location and some drilling, but we will not be able to complete our exploration program or analyze the results. If only 25% of our offering is sold, we will be able to pay the offering expenses only. If less than 25% of the offering is sold we will become indebted for offering expenses and we may have to cease operations entirely. We have no plan to engage in any alternative business if Pacific Spirit ceases or suspends operations as a result of not having enough money to complete any phase of the exploration program.


         Phase I will involve drilling five holes to investigate the extent of mineralization of the claims which will include additional claim staking followed by geologic mapping and rock chip and soil sampling. Claim staking is estimated to cost $2,000. Geological mapping, rock chip and soil sampling will cost approximately $5,500. Drilling expenses are expected to about $37,500 and reclamation about $5,000. Expenses associated with the geologist's report for Phase I are anticipated to be approximately $3,000.

Liquidity and Capital Resources

         As of the date of this registration statement, we have yet to generate any revenues from our business operations. Since our inception, Mr. Sotola has paid $25,000 in cash in exchange for 2,500,000 shares of common stock. This money has been utilized for organizational and start-up costs and as operating capital. As of December 31, 2001 we had sustained operating losses $40,255.


         We will not able to conduct meaningful business operations unless we sell at least 50% of this offering. In addition, unless more than 75% of the offering is sold, we will not be able to complete Phase I. Assuming sufficient funds are raised in this offering to complete Phase I, we will be able evaluate within the next 12 months whether to proceed with Phase II. Should we decide to proceed with Phase II, we will be required to raise an additional $83,000.00 in addition to offering expenses.

         According to the terms or our mineral lease, we are obligated by June 7, 2002 to pay a minimum royalty of $8,000 followed by annual minimum royalty payments thereafter of $16,000 in 2003, $24,000 in 2004, $50,000 in 2005
and $50,000 every year thereafter. We will be required to renegotiate the terms of the mineral lease in the event we are unable to raise sufficient funds in time to meet these obligations.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Kennan E. Kaeder, Attorney at Law, Suite 1904, 110 West C Street, San Diego, California 92101.

                                     EXPERTS

         The financial statements of Pacific Spirit, Inc. for the period from inception on May 4, 2001 through May 31, 2001, included in this prospectus have been examined Amisano Hanson, Suite 604-750 West Pender Street, Vancouver, Canada V6C 2T7, independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We are filing a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Pacific Spirit Ventures and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

         As of the effective date of this prospectus, we will become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Pacific Regional Office 5670 Wilshire Boulevard, 11th Floor Los Angeles, CA 90036-3648. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

         Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Pacific Spirit, Inc. 207-1425 Marine Drive, West Vancouver, B.C., V7T 1B9.

                            PACIFIC SPIRIT, INC.
                         [An Exploration Stage Company]

                              FINANCIAL STATEMENTS


                                    CONTENTS
                                                                            Page
Independent Auditors' Report                                                 F-1

Balance Sheet                                                                F-2

Statement of Operations, for the period from inception                       F-3
on May 4, 2001 through December 31, 2001

Statement of Cash Flows, for the period from inception                       F-4
May 4, 2001 through December 31, 2001

Statement of Stockholders' Equity, from inception                            F-5
on May 4, 2001 through December 31, 2001

Notes to Financial Statements                                                F-6-9


                         [LETTERHEAD OF AMISANO HANSON]


                          INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Pacific Spirit Inc.

We have audited the accompanying balance sheet of Pacific Spirit Inc. (A Pre-exploration Stage Company) as of December 31, 2001 and the related statements of operations, cash flows and stockholders' deficiency for the period May 4, 2001 (Date of Incorporation) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Pacific Spirit Inc. as of December 31, 2001 and the results of its operations and its cash flows for the period from May 4, 2001 (Date of Incorporation) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                                               "AMISANO HANSON"
February 5, 2002                                           Chartered Accountants

                               PACIFIC SPIRIT INC.
                        (A Pre-exploration Stage Company)
                                  BALANCE SHEET
                                December 31, 2001
                             (STATED IN US DOLLARS)


                                     ASSETS
                                                                      2001
                                                                      ----
Current
   Cash                                                            $     29
                                                                   ========

                                   LIABILITIES
Current
   Accounts payable                                                $ 14,534
   Advance from a director                                              750
                                                                   --------
                                                                     15,284
                                                                   --------

                            STOCKHOLDERS' DEFICIENCY
Preferred stock, $0.001 par value
     10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value
    100,000,000 shares authorized
      2,500,000 shares issued                                         2,500
Paid in capital                                                      22,500
Deficit accumulated during the pre-exploration stage                (40,255)
                                                                   --------
                                                                    (15,255)
                                                                   --------
                                                                   $     29
                                                                   ========

Nature and Continuance of Operations - Note 1
Commitments - Note 6



                             SEE ACCOMPANYING NOTES

                               PACIFIC SPIRIT INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
     for the period May 4, 2001 (Date of Incorporation) to December 31, 2001
                             (STATED IN US DOLLARS)


                                                              May 4, 2001
                                                                (Date of
                                                           Incorporation) to
                                                              December 31,
                                                                  2001
                                                                  ----
Expenses
   Audit fees                                               $     4,482
   Bank charges                                                     152
   Exploration costs                                                989
   Incorporation costs                                              900
   Legal fees                                                    21,534
   Management fees                                                7,000
   Mineral lease advance royalty - Note 6 (a)                     5,000
   Office                                                           253
                                                             ----------
Net loss before other item                                       40,310
Other item
   Interest income                                                  (55)
                                                             ----------
Net loss for the period                                      $   40,255
                                                             ==========
Basic and diluted loss per share                             $     0.00
                                                             ==========
Weighted average number of shares outstanding                 1,554,795
                                                             ==========

                             SEE ACCOMPANYING NOTES

                               PACIFIC SPIRIT INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF CASH FLOWS
     for the period May 4, 2001 (Date of Incorporation) to December 31, 2001
                             (STATED IN US DOLLARS)



                                                               May 4, 2001
                                                                 (Date of
                                                            Incorporation) to
                                                               December 31,
                                                                   2001
Cash Flows from Operating Activities
   Net loss for the period                                      $(40,255)
   Change in non-cash working capital balance
    related to operations
     Accounts payable                                             14,534
                                                                --------
                                                                 (25,721)
                                                                --------
Cash Flows from Financing Activities
   Capital stock issued                                           25,000
   Advance from a director                                           750
                                                                --------
                                                                  25,750
                                                                --------
Increase in cash during the period                                    29

Cash, beginning of the period                                          -
                                                                --------
Cash, end of the period                                         $     29
                                                                ========
Supplemental disclosure of cash flow information
   Cash paid during the period for:
     Interest                                                   $      -
                                                                ========
     Income taxes                                               $      -
                                                                ========


                             SEE ACCOMPANYING NOTES

                               PACIFIC SPIRIT INC.
                        (A Pre-exploration Stage Company)
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
           for the period May 4, 2001 (Date of Incorporation) to December
                                    31, 2001
                             (STATED IN US DOLLARS)


                                                                                             Deficit
                                                                                           Accumulated
                                                 Common Shares            Additional     During the Pre-
                                        --------------------------------    Paid-in        exploration
                                            Number         Par Value        Capital           Stage             Total
                                            ------         ---------        -------           -----             -----
Capital stock issued for cash
                          - at $0.01      2,500,000        $   2,500       $ 22,500         $      -           $ 25,000

Net loss for the period                           -                -              -          (40,255)           (40,255)
                                          ---------        ---------       --------         --------           --------
Balance, as at December 31, 2001          2,500,000        $   2,500       $ 22,500         $(40,255)          $(15,255)
                                          =========        =========       ========         ========           ========


                             SEE ACCOMPANYING NOTES

                               PACIFIC SPIRIT INC.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
       for the period May 4, 2001 (Date of Incorporation) to December 31, 2001
                             (STATED IN US DOLLARS)


Note 1        NATURE AND CONTINUANCE OF OPERATIONS

              The Company is in the pre-exploration stage. The Company has entered into a lease agreement to explore and mine a property located in the State of Nevada, United States of America and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $40,255 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              The Company was incorporated in Nevada on May 4, 2001.

Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              PRE-EXPLORATION STAGE COMPANY

              The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

              MINERAL LEASE

              Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

Pacific Spirit Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
for the period May 4, 2001 (Date of Incorporation) to December 31, 2001 (STATED IN US DOLLARS) - Page 2


Note 2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

              ENVIRONMENTAL COSTS

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              INCOME TAXES

              The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes".

              BASIC AND DILUTED LOSS PER SHARE

              The Company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No,. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be antidilutive.

              FAIR VALUE OF FINANCIAL INSTRUMENT

              The carrying value of cash, accounts payable and advance from a director approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Note 3        DEFERRED TAX ASSETS

              The Financial Accounting Standards Board issued Statement Number 109 in Accounting for Income Taxes ("FAS 109") which is effective for fiscal years beginning after December 15, 1992. FAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Pacific Spirit Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
for the period May 4, 2001 (Date of Incorporation) to December 31, 2001 (STATED IN US DOLLARS) - Page 3



Note 3        DEFERRED TAX ASSETS - (cont'd)

              The following table summarizes the significant components of the Company's deferred tax assets:

                                                                      TOTAL
              Deferred Tax Assets
               Non-capital loss carryforward                         $ 6,038
              Valuation allowance for deferred tax asset              (6,038)
                                                                     -------
                                                                     $     -
                                                                     =======

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 4        INCOME TAXES

              No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2001 the Company has net operating loss carryforwards, which expire commencing in 2021, totalling approximately $40,255, the benefit of which has not been recorded in the financial statements.

Note 5        NEW ACCOUNTING STANDARD

              Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 6        COMMITMENTS

              (a) Mineral Property

                  By a lease agreement effective June 1, 2001 the Company was granted the exclusive right to explore and mine the Del Oro and NP Claims located in Pershing County of the State of Nevada. The term of this lease is for 30 years, renewable for an additional 30 years so long as the conditions of the lease are met. Minimum payments and performance commitments are as follows:

Pacific Spirit Inc.
(A Pre-exploration Stage Company)
Notes to the Financial Statements
for the period May 4, 2001 (Date of Incorporation) to December 31, 2001 (STATED IN US DOLLARS) - Page 4


Note 6        COMMITMENTS - (cont'd)

              (a) Mineral Property

                  Minimum Advance Royalty Payments:

                  The owner shall be paid a royalty of 4% of the net smelter returns from all production. In respect to this royalty, the Company is required to pay minimum advance royalty payments of the following:
                  -  $5,000 upon execution (paid);
                  -  $8,000 on June 7, 2002;
                  -  $16,000 on June 7, 2003
                  -  $24,000 on June 7, 2004
                  -  $50,000 on June 7, 2005 and thereafter

                  The Company can reduce the net smelter return royalty to 0.5% by payment of a buy-out price of $5,000,000. Advance royalty payments made to the date of the buy-out will be applied to reduce the buy-out price.

                  Performance Commitment:

                  In the event that the Company terminates the lease after June 1 of any year, it is required to pay all federal and state mining claim maintenance fees for the next assessment year. The Company is required to perform reclamation work on the property as required by federal, state and local law for disturbances resulting from the Company's activities on the property.

              (b) Initial Public Offering

                  The Company has filed a SB-2 registration statements, which includes an initial public offering of 2,000,000 common shares at $0.05 per share. This offering is subject to regulatory approval. This offering will remain open for up to 150 days from the effective date of the offering.

                              PACIFIC SPIRIT, INC.
                         [An Exploration Stage Company]

                                2,000,000 Shares

                                  Common Stock


                                 $0.05 Per Share

                                 --------------

                                   PROSPECTUS

                                 --------------

                              PACIFIC SPIRIT, INC.

                                11640-96 A Avenue
                                 Vancouver, B.C.
                              Phone: (604) 760-1400

                               _____________, 2002

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:


         1. Article XII of the articles of incorporation of Pacific Spirit, filed as Exhibit 3.1 to the Registration Statement.

         2. Article XI of the bylaws of Pacific Spirit, filed as Exhibit 3.2 to the Registration Statement.

         3. Nevada Revised Statutes, Chapter 78.

         The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Pacific Spirit responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount*
SEC Registration fee                                             $9.20
Blue sky fees and expenses                                   $1,000.00
Legal fees and expenses                                     $20,000.00
Printing and shipping expenses                               $2,500.00
Accounting fees and expenses                                 $5,000.00
Transfer and Miscellaneous expenses                          $1,000.00
Total                                                       $29,509.00


* All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth information relating to all previous sales of Common stock by the Registrant which sales were not registered under the Securities Act of 1933.

         In connection with the organization of Pacific Spirit, our founding shareholder, Peter Sotola, has paid an aggregate of $25,000 cash to purchase 2,500,000 shares of common stock of our company. This transaction was not registered under the Securities Act of 1933 (the "Act") in reliance on the exemption from registration in Section 4(2) of the Act. The securities were offered and sold without any general solicitation to a person affiliated with the issuer as the founding shareholder, are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. On June 7, 2001 Pacific Spirit issued 2,500,000 shares of common stock to Mr. Sotola. Certificates representing the securities bear such a legend.

ITEM 27. EXHIBITS INDEX.

Number           Exhibit Name
------           ------------
1.1*             Subscription Agreement
1.2*             Subscription Agreement of Peter Sotola
3.1*             Articles of Incorporation
3.2*             By-Laws
4.1*             Specimen Stock Certificate
5.1*             Opinion Regarding Legality
10.1*            Mining Lease
23.1             Consent of Amisano Hanson
23.2*            Consent of Kennan E. Kaeder
23.3*            Consent of Sam S. Arentz III
99.1             Map
99.2             Map
99.3             Map



* Previously Filed.

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our articles of incorporation and By-Laws.

ITEM 28. UNDERTAKINGS.

The undersigned registrant undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant)of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Vancouver, B.C., on April 30, 2002.


(Registrant)                       Pacific Spirit, Inc.

By (signature and title)           /s/ Peter Sotola
                                   ----------------------------------
                                   President, Treasurer, and Director

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

(signature)                        /s/ Peter Sotola
                                   ----------------------------------
(title)                            President, Chief Executive Officer,
                                   Secretary, Chairman of the Board
(date)                             April 30, 2002


(signature)                        /s/ Peter Sotola
                                   ----------------------------------
(title)                            Principal Financial Officer
                                   and Controller
(date)                             April 30, 2002

                                INDEX TO EXHIBITS

---------------------------------------------------------------
SEC REFERENCE      TITLE OF DOCUMENT
NUMBER
----------------------------------------------------------------
1.1*               Subscription Agreement
----------------------------------------------------------------
1.2*               Subscription Agreement of Peter Sotola
----------------------------------------------------------------
3.1*               Articles of Incorporation
----------------------------------------------------------------
3.2*               Bylaws
----------------------------------------------------------------
4.1*               Specimen Stock Certificate
----------------------------------------------------------------
5.1*               Opinion Regarding Legality
----------------------------------------------------------------
10.1*              Mining Lease
----------------------------------------------------------------
23.1               Consent of Amisano Hanson
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23.2*              Consent of Kennan E. Kaeder
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23.3*              Consent of Sam S. Arentz III
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99.1               Map
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99.2               Map
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99.3               Map

* Previously filed